EXHIBIT 5

                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                ATTORNEYS AT LAW
                         NEW RIVER CENTER - SUITE 1900
                          200 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301
                            TELEPHONE (954) 763-1200
                              MIAMI (305) 940-7847
                         WEST PALM BEACH (561) 737-2627
                            FACSIMILE (954) 766-7800

                                MAILING ADDRESS:
                             POST OFFICE BOX 14610
                      FORT LAUDERDALE, FLORIDA 33302-4610

                          DIRECT LINE: (954) 766-7858

                                 July 19, 1996

The Continental Orinoco Company, Inc.
555 13th Street, N.W.
Suite 600-E
Washington, D.C.

     RE: REGISTRATION STATEMENT ON FORM S-8, CONSULTING AGREEMENT WITH CARY
         CIMINO

Gentlemen:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by The Continental Orinoco Company, Inc. (the "Company") of 1,000,000 shares of Common Stock, no par value per share (the "Common Stock") issued pursuant to a Consulting Agreement with Mr. Cary Cimino (the "Agreement").

     In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Agreement the Company's Articles of Incorporation, By-Laws and confirmation as to corporate resolutions provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

     Based upon and in reliance of the foregoing, we are of the optinion that the Common Stock, assuming issuance in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable.

Continental Orinoco Company, Inc.
July 19, 1996
Page 2

     We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commmission.

                                  Very truly yours,

                                  ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                  /s/ Atlas, Pearlman, Trop & Borkson, P.A.

JMS/sz
4852.100